UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACOAST FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On June 4, 2004, Seacoast Financial Services Corporation mailed the following letter to its stockholders that hold shares registered in the name of a broker or bank:

Dear Seacoast Financial Stockholder:

We have previously sent you proxy materials for the Special Meeting of Stockholders of Seacoast Financial Services Corporation to be held on June 28, 2004. Your shares are registered in the name of your broker as the holder of record.

If you have not already voted please do so- if you have voted thank you!

YOUR VOTE IS EXTREMELY IMPORTANT, YOUR SHARES CANNOT BE VOTED UNLESS YOU GIVE YOUR VOTING INSTRUCTIONS!

Please forward your voting instructions as soon as possible using the enclosed vote instruction form and the envelope provided or by using one of the following methods:

Available 24 Hours – 7 Days a Week!

GIVE INSTRUCTIONS BY TELEPHONE	GIVE INSTRUCTIONS BY INTERNET

Using a touch-tone telephone, call the toll-free number which appears on the top left corner on your enclosed Voting Instruction Form. Just follow these three easy steps:	Go to website: WWW.PROXYVOTE.COM Just follow these three easy steps:

1.      Call the toll-free number located on the top left corner of your Voting Instruction Form.

2.      Enter your 12-digit Control Number located on your Voting Instruction Form.

3.      Follow the simple recorded instructions.

1. Go to the website www.proxyvote.com. 2. Enter your 12-digit Control Number located on your Voting Instruction Form. 3. Follow the simple instructions.

If you give voting instructions by telephone or Internet, do not return your Voting Instruction Form.

Thank you for your response!

For questions or if you need assistance please call:

Georgeson Shareholder

1-800-733-6092

Additional Information About the Sovereign/Seacoast Merger

Sovereign and Seacoast filed a registration statement of Form S-4, including a proxy statement/prospectus, with the Securities and Exchange Commission on May 10, 2004. The proxy statement/prospectus was mailed to the stockholders of Seacoast on or about May 13, 2004. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors are able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Seacoast, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that are incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0300). In addition, documents filed by Seacoast with the SEC, including filings that are incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, Marketing (Tel: 508-984-6000). Directors and executive officers of Seacoast may be deemed to be participants in the solicitation of proxies from the stockholders of Seacoast in connection with the Sovereign/Seacoast merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in Seacoast’s Form 10-K/A for the fiscal year ended December 31, 2003 as filed with the SEC on April 29, 2004. Additional information regarding the interests of those participants may be obtained by reading the proxy statement/prospectus regarding the proposed Sovereign/Seacoast merger. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE SOVEREIGN/SEACOAST MERGER.